UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2016

VITACIG, INC.

(Exact name of registrant as specified in charter)

Nevada	333-195397	46-4597341
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 North Camden Drive, 6th Floor, Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

570-778-6459

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

As used in this report, the terms "we", “us", “our", the “Company" refer to VitaCig, Inc., a Nevada corporation.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On October 3, 2016, Paul Rosenberg, the Founder and Director of the Corporation,  resigned as a member of the Board of Directors. The resignation of Mr. Paul Rosenberg was not due to any disagreement with the Company on any matter relating to its operations, policies or practices. As his final act, Mr. Rosenberg hereby appoints Andrey Soloviev as the sole Director of the Corporation.

Mr. Soloviev is a performance driven seasoned Health Care Executive and Entrepreneur. Having earned his Bachelor of Science degree in 2001 from Touro University in New York, Andrey has more than 15 years of notable success executing strategic healthcare projects. He is an expert in management of health services operations, planning, execution, and regulatory compliance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITACIG, INC

Date: October 6, 2016

By: Andrey Soloviev

Andrey Soloviev, Director

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